                                                                  EXECUTION COPY

                        CDNOW, INC. SHAREHOLDER AGREEMENT dated as of July 12,
                  1999, among TIME WARNER INC., a Delaware corporation ("Time Warner"), SONY CORPORATION OF AMERICA, a New York corporation ("Sony"), and the individuals and other parties listed on Schedule A hereto (each, a "Shareholder" and, collectively, the "Shareholders").

            WHEREAS Time Warner, Sony, CDnow, Inc., a Pennsylvania corporation ("CDnow"), Delaware Holdco Corporation, a Delaware corporation and a wholly owned subsidiary of CDnow ("Holdco"), Pennsylvania Subsidiary, Inc., a Pennsylvania corporation and a wholly owned subsidiary of Holdco, Delaware Sub I L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Holdco, and Delaware Sub II L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Holdco, propose to enter into an Agreement of Merger and Contribution dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement);

            WHEREAS each Shareholder owns the number of shares of CDnow Common Stock set forth opposite his name on Schedule A hereto (such shares of CDnow Common Stock, together with any other shares of capital stock of CDnow acquired by such Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares" of such Shareholder); and

            WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Time Warner and Sony have requested that each Shareholder enter into this Agreement.

            NOW, THEREFORE, the parties hereto agree as follows:

            SECTION 1. Representations and Warranties of Each Shareholder. Each Shareholder hereby, severally and not jointly, represents and warrants to Time Warner and Sony as of the date hereof in respect of himself as follows:

            (a) Authority; Execution and Delivery; Enforceability. The Shareholder has all requisite power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The Shareholder has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the





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                                                                               2


Shareholder, enforceable against the Shareholder in accordance with its terms. The execution and delivery by the Shareholder of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Shareholder under, any provision of any Contract to which the Shareholder is a party or by which any properties or assets of the Shareholder are bound or, subject to the filings and other matters referred to in the next sentence, any provision of any Judgment or Law applicable to the Shareholder or the properties or assets of the Shareholder. No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Shareholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than such reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby. If the Shareholder is married and the Subject Shares of the Shareholder constitute community property, or spousal or other approval is otherwise required for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder's spouse, enforceable against such spouse in accordance with its terms.

            (b) The Subject Shares. The Shareholder is the record and beneficial owner of and has good and marketable title to, the Subject Shares set forth opposite his name on Schedule A attached hereto, free and clear of any Liens. The Shareholder does not own, of record or beneficially, any shares of capital stock of CDnow other than the Subject Shares set forth opposite his name on Schedule A attached hereto. The Shareholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement.

            SECTION 2. Representations and Warranties of Time Warner and Sony. Each of Time Warner and Sony, severally and not jointly, hereby represents and warrants to each Shareholder as to itself as follows: It has all requisite corporate power and authority to execute this Agreement and





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                                                                               3


to consummate the transactions contemplated hereby. The execution and delivery by it of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on its part. It has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof.

            SECTION 3. Covenants of Each Shareholder. Each Shareholder, severally and not jointly, covenants and agrees as follows:

            (a) (1) At any meeting of the shareholders of CDnow called to seek the CDnow Shareholder Approval or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger Agreement, any other Transaction Agreement or any Transaction is sought, the Shareholder shall, including by executing a written consent solicitation if requested by Time Warner and Sony, vote (or cause to be voted) the Subject Shares of the Shareholder in favor of granting the CDnow Shareholder Approval.

            (2) The Shareholder hereby irrevocably grants to, and appoints Time Warner or Sony, or any of them, and any individual designated in writing by any of them, and each of them individually, as the Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, to vote the Subject Shares of the Shareholder, or grant a consent or approval in respect of the Subject Shares of the Shareholder in a manner consistent with this Section 3. The Shareholder understands and acknowledges that Time Warner and Sony are entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement. The Shareholder hereby affirms that the irrevocable proxy set forth in this Section 3(a) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 1759 of the PBCL. The irrevocable proxy granted hereunder shall automatically terminate upon the termination of Sections 3(a) and 3(b).





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                                                                               4


            (b) At any meeting of shareholders of CDnow or at any adjournment thereof or in any other circumstances upon which the Shareholder's vote, consent or other approval is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares of the Shareholder against (i) any Acquisition Agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by CDnow (other than the Merger Agreement and the Transactions), (ii) any CDnow Takeover Proposal and (iii) any amendment of the CDnow Charter or the CDnow Bylaws or other proposal or transaction involving CDnow or any CDnow Subsidiary, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the Merger Agreement, any other Transaction Agreement, any Transaction or change in any manner the voting rights of any class of CDnow Capital Stock. The Shareholder shall not commit or agree to take any action inconsistent with the foregoing.

            (c) Other than this Agreement, the Shareholder shall not (i) except as set forth on Schedule A attached hereto, sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares to any person other than pursuant to the Transactions or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares and shall not commit or agree to take any of the foregoing actions; provided, however, that, at any time that is not more than three days prior to the date on which such tender offer expires, the Shareholder may Transfer the Subject Shares pursuant to any tender offer solely involving cash consideration and constituting a Superior CDnow Proposal (it being understood that any voting rights with respect to such Transferred Subject Shares shall also be transferred).

            (d) The Shareholder shall not, nor shall it authorize or permit any employee of, or any investment banker, financial advisor, attorney, accountant or other advisor or representative retained by, the Shareholder to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any action designed to facilitate, any inquiries or the making of a proposal which constitutes, or may reasonably be expected to lead to, any CDnow Takeover Proposal, (ii) participate in any discussions or negotiations regarding any CDnow Takeover Proposal or (iii) enter into any agreement with respect to any CDnow





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Takeover Proposal; provided, however, that the Shareholder may participate in discussions or negotiations with any person regarding a Superior CDnow Proposal if at such time CDnow is permitted to engage in, and is actually engaged in, discussions or negotiations with such person pursuant to Section 7.02(a) of the Merger Agreement. The Shareholder promptly shall advise Time Warner and Sony orally and in writing of any request for information or of any CDnow Takeover Proposal, or any inquiry made to the Shareholder with respect to or that could lead to any CDnow Takeover Proposal, the material terms and conditions of such request, CDnow Takeover Proposal or inquiry and the identity of the person making any such request, CDnow Takeover Proposal or inquiry. The Shareholder will keep Time Warner, Sony and CDnow informed of the status and details (including amendments and proposed amendments) of any such request, CDnow Takeover Proposal or inquiry.

            (e) The Shareholder shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions. The Shareholder shall not issue any press release or make any other public statement with respect to any Transaction Agreement or any Transaction without the prior consent of Time Warner and Sony, except as may be required by applicable Law.

            (f) The Shareholder hereby consents to and approves the actions taken by the CDnow Board in approving the Transaction Agreements and the Transactions. The Shareholder hereby waives, and agrees not to exercise or assert, any dissent rights under Subchapter D in connection with the Transactions.

            (g) If, at the time the Merger Agreement is submitted for approval to the shareholders of CDnow, the Shareholder is an "affiliate" of CDnow for purposes of Rule 145 under the Securities Act, the Shareholder shall deliver to Time Warner and Sony at least 30 days prior to the Closing a written agreement substantially in the form attached as Exhibit R to the Merger Agreement.

            SECTION 4. Termination. This Agreement shall terminate upon the earliest of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms.





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            SECTION 5. Additional Matters. (a) Each Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Time Warner and Sony may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

            (b) No person executing this Agreement who is or becomes during the term hereof a director or officer of CDnow makes any agreement or understanding herein in his or her capacity as such director or officer of CDnow. Each Shareholder signs solely in his, her or its capacity as the record holder and beneficial owner of such Shareholder's Subject Shares and nothing herein shall limit or affect any actions taken by any Shareholder in his capacity as an officer or director of CDnow to the extent specifically permitted by the Merger Agreement.

            SECTION 6. General Provisions.

            (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

            (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Time Warner and Sony in accordance with Section 11.02 of the Merger Agreement and to the Shareholders at their respective addresses set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

            (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

            (d) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to





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any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            (e) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Agreement shall become effective against Time Warner and Sony when one or more counterparts have been signed by Time Warner and Sony and delivered to each Shareholder. This Agreement shall become effective against any Shareholder when one or more counterparts have been executed by such Shareholder and delivered to Time Warner and Sony. Each party need not sign the same counterpart.

            (f) Entire Agreement; No Third-Party Beneficiaries. This Agreement
(i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

            (g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

            (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties; provided, however, that each of Time Warner and Sony may assign its rights, interests and obligations under this Agreement to any affiliate thereof that is a party to the Transactions, without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            (i) Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in





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accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York state court, or any Federal court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any New York state court or any Federal court located in the State of New York in the event any dispute arises out of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement in any court other than a New York state court or any Federal court sitting in the State of New York and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction contemplated hereby.





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            IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.


                                   TIME WARNER INC.,

                                       by       /s/ RICHARD J. BRESSLER
                                             ---------------------------------
                                             Name:  RICHARD J. BRESSLER
                                             Title: Executive Vice President
                                                    and Chief Financial Officer

                                   SONY CORPORATION OF AMERICA,

                                       by       /s/ HOWARD STRINGER
                                             ---------------------------------
                                             Name:  HOWARD STRINGER
                                             Title: Chairman and Chief
                                                    Executive Officer

                                                    /s/ JASON OLIM
                                             ---------------------------------
                                                       JASON OLIM

                                                    /s/ MATTHEW OLIM
                                             ---------------------------------
                                                      MATTHEW OLIM

                                                 /s/ JONATHAN V. DIAMOND
                                             ---------------------------------
                                                   JONATHAN V. DIAMOND

                                                 /s/ ROBERT DAVID GRUSIN
                                             ---------------------------------
                                                   ROBERT DAVID GRUSIN

                                                   /s/ JAMES E. COANE
                                             ---------------------------------
                                                     JAMES E. COANE

                                   SCHEDULE A

                                  Number of Shares
Name and Address                   of CDnow Common     Exceptions to
of Shareholder                      Stock Owned        Section 3(c)(i)
----------------                  ----------------     ---------------
Jason Olim                            2,960,025        Bona fide pledge
765 Limekiln Pike, #18                                 of up to 165,000
Glenside, PA 19038                                     Subject Shares to
                                                       secure the down payment
                                                       and improvements loan for
                                                       the property to be
                                                       purchased by JO for his
                                                       home; provided that Mr.
                                                       Olim retains all voting
                                                       rights with respect to
                                                       such pledged Subject
                                                       Shares.

Matthew Olim                          2,960,025        Bona fide pledge
8460 Limekiln Pike                                     of up to 165,000
PH-8                                                   Subject Shares to
Wyncote, PA 19095                                      secure margin
                                                       loans or the down payment
                                                       on a home mortgage loan;
                                                       provided that Mr. Olim
                                                       retains all voting rights
                                                       with respect to such
                                                       pledged Subject Shares.

Jonathan V. Diamond                    663,382         None.
1 West 67th Street
New York, NY 10023





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
                                  Number of Shares
Name and Address                   of CDnow Common     Exceptions to
of Shareholder                      Stock Owned        Section 3(c)(i)
----------------                  ----------------     ---------------
Robert David Grusin                    584,668         If Mr. Grusin
700 Garrin Street                                      ceases to be a
Santa Fe, NM 87501                                     member of the
                                                       Board of Directors of
                                                       CDnow, thereafter he will
                                                       have the right to
                                                       Transfer his Subject
                                                       Shares without regard to
                                                       the restrictions set
                                                       forth in Section 3(c)(i)
                                                       and upon any such
                                                       Transfer, such Subject
                                                       Shares shall cease to be
                                                       bound by this Agreement.

James E. Coane                         88,902          Sale of up to
3 Constance Court                                      50,000 Subject
East Setawket, NY 11733                                Shares.